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                                                               EXHIBIT 10.51(b)


                         1998 DIRECTOR STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. 1. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number                                      __________

Date of Grant                                     __________

Vesting Commencement Date                         __________

Exercise Price per Share                          __________

Total Number of Shares Granted                    __________

Total Exercise Price                              __________

Type of Option                                    __________

Expiration Date                                   __________

        2. VESTING SCHEDULE. Shares in each period will become fully vested on the date shown (see Vesting Rights Section I.3).


Shares           Vesting Type            Start Vest Date         Full Vest Date


Agreed to subject to all of the terms and conditions of this Option Agreement and of the 1998 Director Stock Option Plan, and conditioned upon due and valid execution of this Option Agreement by the Optionee.


OPTIONEE:                                         ALTERA CORPORATION
                                                  By:
                                                  Title:  Vice President



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        3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

           (i) Right to Exercise.

               (a) Subject to subsections 3(i)(b), (c) and (d) below, this Option shall be exercisable [state vesting schedule].

               (b) This Option may not be exercised for a fraction of a share.

               (c) In the event of Optionee's death, disability, retirement or other termination of employment or consulting relationship, the exercisability of the Option is governed by Sections 7, 8, 9 and 10 below.

               (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

           (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

        No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form acceptable to the Company.

        5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Board:

           (i) cash;

           (ii) check; or

           (iii) surrender of other shares of Common Stock of the Company of a value equal to the exercise price of the Shares as to which the Option is being exercised.

        6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of



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Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        7. Termination of Status as a Director. In the event of the termination of the Optionee's Continuous Status as a Director, he or she may, but only within three (3) months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 12 below), exercise this Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise this Option at the date of such termination, or if he or she does not exercise this Option within the time specified herein, the Option shall terminate.

        8. Disability of Optionee. Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee's Continuous Status as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within three (3) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

        9. Death of Optionee. Notwithstanding the provisions of Section 7 above, in the event of the death of Optionee:

           (i) during the term of this Option and while a Director of the Company and having been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as a Director six (6) months after the date of death; or

           (ii) within thirty (30) days after the termination of Optionee's Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        10. Retirement of Optionee. Notwithstanding the provisions of Section 7 above, in the event of the termination of Optionee's Continuous Status as a Director upon his or her Retirement, as defined in Section 8(e) of the Plan, he or she may, but only within one (1) year after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 12 below), exercise this Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise this Option at the date of such termination, or if he or she does not exercise this Option within the time specified herein, the Option shall terminate.

        11. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.



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        12. Term of Option. This Option may not be exercised more than ten (10)
years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

        13. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company may require the Optionee to make a cash payment to cover any applicable withholding tax liability as a condition of exercise of this Option. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A DIRECTOR. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

        By your signature and the signature of the Company's representative on page one of this Option Agreement, Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.



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